Exhibit 99.1

Sterling Bancorp, Inc. Board Transition Continues:
Barry Allen Steps Down as a Director After 22 Years of Service
Appointment of New Independent Director, Tracey Dedrick

December 17, 2020

SOUTHFIELD, Mich. - (BUSINESS WIRE) - Sterling Bancorp, Inc. (the “Company”) (NASDAQ: SBT), the bank holding company of Sterling Bank and Trust, FSB, Southfield, Michigan (the “Bank”), today announced that on December 11, 2020, Mr. Barry Allen notified the Company of his resignation from the Company’s Board of Directors (the “Board”) and the Bank’s Board of Directors for health reasons, effective as of December 31, 2020.

“On behalf of the Company’s Board, I sincerely thank Barry for over twenty-two years of service to the Board,” said Thomas M. O’Brien, Chairman, President, and Chief Executive Officer.

On December 17, 2020, the Company appointed Ms. Tracey Dedrick as a director to fill the newly-created vacancy on the Board, effective upon receipt of regulatory non-objection from the Office of the Comptroller of the Currency. Ms. Dedrick has also been appointed to the board of directors of the Bank, also effective upon receipt of regulatory non-objection from the Office of the Comptroller of the Currency. Regardless of the specific date when her appointment to the Board becomes effective, Ms. Dedrick will serve as a director of the Company until the 2021 annual meeting of shareholders or until her earlier resignation, retirement or other termination of service.

“We are excited to welcome Tracey to our Board of Directors,” said Thomas M. O’Brien. “Her extensive experience in the financial services industry, particularly in treasury and risk management roles, will bring further insight to our Board as we navigate our current environment and look to the future.”

Ms. Dedrick brings over 40 years of experience in the financial services industry to the Board. She is a former Executive Vice President and Head of Enterprise Risk Management for Santander Holdings U.S., where she was responsible for enterprise risk, operational risk and market risk for the Americas until her retirement in 2017. Prior to that role, Ms. Dedrick was Executive Vice President and Chief Risk Officer at Hudson City Bancorp from July 2011 until November 2015 and served with its successor, M&T Bank, from November 2015 to February 2016. From January 2010 to February 2011, Ms. Dedrick served as the Treasurer of PineBridge Investments, an asset management company with $83 billion in assets under management. Prior to this, Ms. Dedrick was employed by MetLife, the largest insurance provider in the United States, where she served as Vice President and Assistant Treasurer from June 2001 until July 2004, Vice President and Head of Investor Relations from July 2004 until July 2007 and then served as the Senior Vice President and Head of Market Risk from July 2007 until September 2009. Ms. Dedrick currently serves on the board of directors of First BanCorp., where she is also the Chair of First Bancorp.’s Risk Committee. Additionally, Ms. Dedrick currently serves as a board member of Fieldpoint Private, a private wealth management firm, and as the Chair and a board member of the Information Systems Audit and Control Association (“ISACA”). As a board member of ISACA, Ms. Dedrick is a member of ISACA’s Risk and Technology Committee and Compensation Committee as well as the Chair of its Executive Committee. Ms. Dedrick obtained her Bachelor of Arts in Economics from the University of Minnesota—Twin Cities.

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is a unitary thrift holding company. Its wholly owned subsidiary, Sterling Bank and Trust, FSB, has primary branch operations in San Francisco and Los Angeles, California, New York City and Bellevue, Washington. Sterling offers a range of loan products to the residential and commercial markets, as well as retail and business banking services. Sterling also has an operations center and a branch in Southfield, Michigan. For additional information, please visit the Company’s website at http://www.sterlingbank.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals, and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. Those statements are not guarantees of future results or performance and are subject to certain known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. The risks, uncertainties, and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on October 6, 2020, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.